Exhibit 99.1

Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com
ADVANCED ENERGY ANNOUNCES RECORD REVENUES AND INVERTER SALES
FOR THE THIRD QUARTER 2010
Fort Collins, Colo., October 31, 2010 — Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the third quarter ended September 30, 2010. Total sales for the third quarter were $141.0 million, another record for the company, with earnings of $0.40 per diluted share from continuing operations. The financials highlighted in this release exclude results from the Aera® mass flow controller business, which was sold to Hitachi Metals, Ltd. on October 15, 2010. Results for the quarter include a full quarter of operations from PV Powered, Inc.
“We had another exceptional quarter with all key areas of our business growing significantly. This record performance was highlighted by the sixth straight quarter of growth in semiconductor revenues, significant acceleration of our inverter business, now 27% of sales, and strong operating leverage,” said Dr. Hans Betz, chief executive officer. “The aggressive capacity additions and investment in our inverter business have proven very successful, as Advanced Energy was recently ranked #1 in the 3-phase North America solar PV inverter market, according to IMS Research. With the diversification of Advanced Energy into high growth power conversion markets, particularly inverters, we are well positioned to capitalize on future opportunities and expand our business.”
Semiconductor sales rose 12.5% sequentially to $49.4 million, representing 35.0% of total sales for the quarter. Sales to the non-semiconductor thin film markets increased 49.8% sequentially to $41.1 million, representing 29.2% of total sales for the quarter. Inverter sales grew substantially to $37.4 million, or 26.5% of total sales compared to $14.4 million in the second quarter. Service revenue also exhibited healthy growth, increasing to $13.2 million, or 9.3% of total sales, compared to $10.7 million last quarter.
Bookings for the third quarter reached a record $160.3 million, increasing 17.2% compared to $136.7 million in the second quarter of 2010. This resulted in a book-to-bill ratio of 1.14:1 for the third quarter. Ending backlog for the third quarter increased 17.7% sequentially to $128.5 million, compared to $109.2 million at the end of the second quarter of 2010.

Gross margin for the third quarter was 43.1%, compared with 44.5% in the second quarter of 2010 and 31.9% in the same period last year. The strong growth in inverter revenues this quarter drove inverters to a larger percentage of total sales, pushing margins down in the short-term.
Operating expenses for the third quarter increased to $38.4 million compared to $31.5 million in the second quarter in order to support higher sales volumes, and as a result of an additional full quarter of PV Powered expenses compared to just two months in the second quarter. As a percent of sales, operating costs were 27.2% compared to 31.4% of sales in the prior quarter. Operating costs during the quarter also included $1.2 million in amortization of acquired intangible assets related to the acquisition of PV Powered.
Third quarter net income from continuing operations was $17.6 million or $0. 40 per diluted share, compared to net income from continuing operations of $11.5 million or $0.26 per diluted share in the second quarter of 2010. In the same period a year ago, net loss from continuing operations was $8.4 million or a loss of $0.20 per share.
Cash and investments were $112.4 million at the end of the third quarter, compared to $128.9 million in the second quarter due to investment in capital equipment as well as inventory purchases to support our growing backlog of inverter sales.
Fourth Quarter 2010 Guidance
The Company anticipates fourth quarter 2010 results from continuing operations, to be within the following ranges:
•	Sales of $140 million to $150 million

•	Gross profit of 41% to 43%

•	Earnings per share of $0.36 to $0.42
Third Quarter 2010 Conference Call
Management will host a conference call tomorrow, Monday, November 1, 2010, at 8:30 a.m. Eastern Daylight Time to discuss Advanced Energy’s financial results. Domestic callers may access this conference call by dialing (888) 771-4371. International callers may access the call by dialing (847) 585-4405. Participants will need to provide a conference pass code 28184917. For a replay of this teleconference, please call (888) 843-7419 or (630) 652-3042, and enter the pass code 28184917. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.

About Advanced Energy
Advanced Energy (NASDAQ: AEIS — News) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Forward-Looking Language
The Company’s expectations with respect to guidance to financial results for the fourth quarter ending December 31, 2010 and statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the timing of orders received from customers, the company’s ability to realize cost improvement benefits, the ability to source materials and manufacture products, and unanticipated changes to management’s estimates, reserves or allowances. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2010	2009	2010	2010	2009

Sales	$140,966	$43,452	$100,107	$310,760	$103,766
Cost of sales	80,276	29,597	55,548	176,304	77,244

Gross profit	60,690	13,855	44,559	134,456	26,522
	43.1%	31.9%	44.5%	43.3%	25.6%

Operating expenses:
Research and development	16,672	9,448	13,515	41,329	30,413
Selling, general and administrative	20,545	9,801	17,183	49,956	27,723
Impairment of goodwill	—	—	—	—	63,260
Amortization of intangible assets	1,177	—	767	1,944	102
Restructuring charges	—	235	—	—	4,370

Total operating expenses	38,394	19,484	31,465	93,229	125,868

Income (loss) from operations	22,296	(5,629)	13,094	41,227	(99,346)

Other income, net	1,224	506	220	1,828	1,415

Income (loss) from operations before income taxes	23,520	(5,123)	13,314	43,055	(97,931)
Provision for income taxes	5,964	3,229	1,857	9,192	5,557

Net income (loss) from continuing operations	17,556	(8,352)	11,457	33,863	(103,488)

Basic earnings (loss) per share from continuing operations	$0.41	$(0.20)	$0.27	$0.79	$(2.47)
Diluted earnings (loss) per share from continuing operations	$0.40	$(0.20)	$0.26	$0.78	$(2.47)

Gain (loss) from discontinued operations, net of income taxes	2,392	(79)	2,162	5,921	(740)

Basic earnings (loss) per share from discontinuing operations	$0.06	$(0.00)	$0.05	$0.14	$(0.02)
Diluted earnings (loss) per share from discontinuing operations	$0.05	$(0.00)	$0.05	$0.14	$(0.02)

Net Income (loss)	$19,948	$(8,431)	$13,619	$39,784	$(104,228)

Basic earnings (loss) per share	$0.46	$(0.20)	$0.32	$0.93	$(2.48)
Diluted earnings (loss) per share	$0.45	$(0.20)	$0.31	$0.92	$(2.48)

Basic weighted-average common shares outstanding	43,254	42,004	42,806	42,711	41,944
Diluted weighted-average common shares outstanding	43,849	42,004	43,327	43,293	41,944

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$101,566	$133,106
Marketable securities	10,834	44,401
Accounts receivable, net	112,457	50,267
Inventories, net	66,691	28,567
Deferred income taxes	9,669	9,222
Income taxes receivable	4,325	—
Assets held for sale	30,315	26,460
Other current assets	8,857	5,641

Total current assets	344,714	297,664

Property and equipment, net	24,732	18,687

Deposits and other	8,829	9,295
Goodwill and intangibles, net	97,068	—
Deferred income tax assets, net	20,549	19,479

Total assets	$495,892	$345,125

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$36,153	$23,802
Other accrued expenses	37,816	24,055
Acquisition related contingent liability	38,967	—
Liabilities of business held for sale	1,992	1,477

Total current liabilities	114,928	49,334

Long-term liabilities	43,224	17,457

Total liabilities	158,152	66,791

Stockholders’ equity	337,740	278,334

Total liabilities and stockholders’ equity	$495,892	$345,125